As filed with the Securities and Exchange Commission on July 25, 2018

Registration No. 333-226277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTRA ENERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	36-4833255
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephanie Zapata Moore

Vistra Energy Corp.

Executive Vice President and General Counsel

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

With a copy to:

William D. Howell Sidley Austin LLP 2021 McKinney Avenue

Dallas, Texas 75201 (214) 981-3418

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
8.125% Senior Notes due 2026	$850,000,000	100%	$850,000,000	$105,825(2)
Guarantees of 8.125% Senior Notes due 2026 (3)	$—	$—	$—	$—(4)

(1)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)	Previously paid.

(3)	No separate consideration will be received for the guarantees. Each subsidiary of Vistra Energy Corp. that is listed below in the Table of Additional Registrant Guarantors will guarantee the notes being registered.

(4)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is a pre-effective amendment to the registration statement on Form S-4 of Vistra Energy Corp. (File No. 333-226277) (the “Registration Statement”). This pre-effective amendment to the Registration Statement is being filed for the purposes of (i) amending the entities listed in the table below to add Texas Energy Industries Company, Inc., TXU Electric Company Inc. and Texas Utilities Company, Inc. (the “Additional Guarantors”) as additional registrants under the Registration Statement; (ii) updating the information in Item 20 of Part II to include the Additional Guarantors; and (iii) filing a new Exhibit 5.1 and Exhibit 25.1 to the Registration Statement under Item 21 of Part II thereof, which replace the existing Exhibit 5.1 and Exhibit 25.1 in the Registration Statement. No changes are being made to Part I of the Registration Statement and, except as noted above, no changes are being made to Part II of the Registration Statement.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*	The following are additional registrants that are guaranteeing the securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ANP Bellingham Energy Company, LLC	Delaware	76-0542814
ANP Blackstone Energy Company, LLC	Delaware	76-0542813
Big Brown Power Company LLC	Texas	75-2967823
Brighten Energy LLC	Delaware	27-3494107
Calumet Energy Team, LLC	Delaware	26-3603010
Casco Bay Energy Company, LLC	Delaware	01-0506520
Coffeen and Western Railroad Company	Illinois	20-0826424
Coleto Creek Power, LLC	Delaware	03-0599683
Comanche Peak Power Company LLC	Delaware	30-0951044
Dallas Power & Light Company, Inc.	Texas	—
Dynegy Administrative Services Company	Delaware	76-0593537
Dynegy Associates Northeast LP, Inc.	Delaware	76-0555357
Dynegy Coal Generation, LLC	Delaware	—
Dynegy Coal Holdco, LLC	Delaware	45-2737371
Dynegy Coal Trading & Transportation, L.L.C.	Delaware	76-0630494
Dynegy Commercial Asset Management, LLC	Ohio	31-1758336
Dynegy Conesville, LLC	Delaware	47-0989911
Dynegy Dicks Creek, LLC	Delaware	47-0989594
Dynegy Energy Services (East), LLC	Delaware	37-1484250
Dynegy Energy Services, LLC	Delaware	90-0924805
Dynegy Fayette II, LLC	Delaware	27-3694313
Dynegy Gas Imports, LLC	Delaware	20-8755896
Dynegy Hanging Rock II, LLC	Delaware	27-3694481
Dynegy Kendall Energy, LLC	Delaware	22-3628696
Dynegy Killen, LLC	Delaware	47-1027572
Dynegy Marketing and Trade, LLC	Delaware	26-3737827
Dynegy Miami Fort, LLC	Delaware	46-5692442
Dynegy Midwest Generation, LLC	Delaware	45-2737533
Dynegy Morro Bay, LLC	Delaware	77-0486184
Dynegy Moss Landing, LLC	Delaware	77-0486186
Dynegy Northeast Generation GP, Inc.	Delaware	76-0555359
Dynegy Oakland, LLC	Delaware	77-0486187
Dynegy Operating Company	Texas	74-1670543
Dynegy Power Generation, Inc.	Delaware	20-4063728
Dynegy Power Marketing, LLC	Texas	76-0425964
Dynegy Power, LLC	Delaware	38-2875546
Dynegy Resource II, LLC	Delaware	—
Dynegy Resources Generating Holdco, LLC	Delaware	27-4387798
Dynegy South Bay, LLC	Delaware	33-0833237
Dynegy Stuart, LLC	Delaware	47-1065327
Dynegy Washington II, LLC	Delaware	27-3694614
Dynegy Zimmer, LLC	Delaware	46-5730986
Ennis Power Company, LLC	Delaware	76-0615772
EquiPower Resources Corp.	Delaware	27-2294219
Forney Pipeline, LLC	Delaware	—

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Generation SVC Company	Texas	45-0470622
Havana Dock Enterprises, LLC	Delaware	—
Hays Energy, LLC	Delaware	76-0565718
Hopewell Power Generation, LLC	Delaware	76-0229111
Illinois Power Generating Company	Illinois	37-1395586
Illinois Power Marketing Company	Illinois	37-1395583
Illinois Power Resources Generating, LLC	Delaware	80-0964092
Illinois Power Resources, LLC	Delaware	—
Illinova Corporation	Illinois	37-1319890
IPH, LLC	Delaware	36-4757063
Kincaid Generation, L.L.C.	Virginia	54-1796772
La Frontera Holdings, LLC	Delaware	46-2171160
Lake Road Generating Company, LLC	Delaware	52-1923765
Liberty Electric Power, LLC	Delaware	54-1907703
Lone Star Energy Company, Inc.	Texas	75-1325876
Lone Star Pipeline Company, Inc.	Texas	75-2522789
Luminant Energy Company LLC	Texas	45-2790807
Luminant Energy Trading California Company	Texas	75-2723853
Luminant ET Services Company LLC	Texas	75-2967835
Luminant Generation Company LLC	Texas	75-2967820
Luminant Mining Company LLC	Texas	75-2967821
Masspower, LLC	Massachusetts	04-3126542
Midlothian Energy, LLC	Delaware	76-0555833
Milford Power Company, LLC	Delaware	76-0598624
NCA Resources Development Company LLC	Texas	—
NEPCO Services Company	Pennsylvania	23-2621764
Northeastern Power Company	Pennsylvania	23-2366929
Oak Grove Management Company LLC	Delaware	27-0551189
Ontelaunee Power Operating Company, LLC	Delaware	87-0750537
Pleasants Energy, LLC	Delaware	26-3603167
Richland-Stryker Generation LLC	Delaware	45-2978632
Sandow Power Company LLC	Texas	26-3771811
Sithe Energies, Inc.	Delaware	13-3554926
Sithe/Independence LLC	Delaware	13-3555904
Southwestern Electric Service Company, Inc.	Texas	75-0699680
Texas Electric Service Company, Inc.	Texas	75-0604000
Texas Energy Industries Company, Inc.	Texas	—
Texas Power & Light Company, Inc.	Texas	75-0606380
Texas Utilities Company, Inc.	Texas	75-2669310
Texas Utilities Electric Company, Inc.	Texas	75-2967817
T-Fuels, LLC	Delaware	76-0615771
TXU Electric Company, Inc.	Texas	—
TXU Energy Retail Company LLC	Texas	26-0494257
TXU Retail Services Company	Delaware	20-5872839
Upton County Solar 2, LLC	Delaware	38-4076166
Value Based Brands LLC	Texas	75-2959527
Vistra Asset Company LLC	Delaware	20-5872839
Vistra Corporate Services Company	Texas	75-0835281
Vistra EP Properties Company	Texas	75-2543293
Vistra Finance Corp.	Delaware	61-1788338

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Vistra Intermediate Company LLC	Delaware	38-4076210
Vistra Operations Company LLC	Delaware	36-4833461
Vistra Preferred Inc.	Delaware	38-3995549
Wharton County Generation, LLC	Texas	26-0633072
Wise County Power Company, LLC	Delaware	76-0615770
Wise-Fuels Pipeline, Inc.	Texas	80-0100998

(1)	The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s executive offices is 6555 Sierra Drive, Irving, Texas 75039, (214) 812-4600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification by Vistra Energy Corp.

Delaware General Corporation Law

Vistra Energy Corp. is incorporated under the laws of the state of Delaware.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.

Article XII of the Charter eliminates the personal liability of Vistra Energy’s directors to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director to Vistra Energy or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Vistra Energy or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends), or (d) for any transaction from which the director derived an improper personal benefit. Under the Bylaws, Vistra Energy agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.

Article VI of the Bylaws provides that Vistra Energy shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or other threatened, pending or completed proceeding, whether brought by or in the right of Vistra Energy or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature by reason of the fact that he or she is or was a director, an officer, or while a director or officer of Vistra Energy is or was serving at the request of Vistra Energy as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by applicable law, including, without limitation, the DGCL. Under the Bylaws, except as otherwise required by law, Vistra Energy shall indemnify an officer or director in connection with a proceeding initiated by the officer or director, only if such proceeding or part thereof was authorized or ratified by the Board.

Vistra Energy Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Vistra Energy Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers may, in such capacities, incur.

Indemnification under the Registration Rights Agreement

The registration rights agreement dated August 21, 2017 and incorporated by reference as an exhibit hereto provides for indemnification of our directors, our officers and our controlling persons, if any, by the holders of the Old Notes and by any participating broker-dealers (as such terms are defined in the prospectus included in this registration statement) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification by the Registrant Subsidiary Guarantors

Registrant Subsidiary Guarantors incorporated under the laws of the State of Delaware

Each of Dynegy Administrative Services Company, Dynegy Associates Northeast LP, Inc., Dynegy Northeast Generation GP, Inc., EquiPower Resources Corp., Sithe Energies, Inc., Dynegy Power Generation, Inc., TXU Retail Services Company, Vistra Finance Corp., and Vistra Preferred Inc. are incorporated under the laws of the State of Delaware.

The articles of incorporation of each of Dynegy Administrative Services Company, Dynegy Associates Northeast LP, Inc., Dynegy Northeast Generation GP, Inc. and EquiPower Resources Corp. provide that directors of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the directors’ fiduciary duty except for liability (a) for any director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper benefit. The articles of incorporation of EquiPower Resources Corp. further provide that the corporation shall indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or matters covered by (a)-(d) of the preceding sentence.

The articles of incorporation of Sithe Energies, Inc. provide that no director of the corporation shall be personally liable to the corporation or its stockholders for any acts or omissions in the performance of his or her duties as a director of the corporation. The articles of incorporation also provide that the corporation must indemnify directors and officers to the fullest extent permitted by the DGCL and require the corporation to advance expenses.

The articles of incorporation of Dynegy Power Generation, Inc. provide no director of the corporation shall be personally liable to the corporation or its stockholders to the fullest extent permitted by the DGCL. The articles of incorporation also provide that the corporation must indemnify directors and officers to the fullest extent permitted by the DGCL and require the corporation to advance expenses.

The articles of incorporation of TXU Retail Services Company provide that no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except for instances where the director is found liable under applicable law for (a) a breach of the director’s duty of loyalty to the corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties or (d) an act or omission for which the liability of the director is expressly provided for by an applicable statute. The articles of incorporation provide that the corporation must indemnify directors and officers to the fullest extent permitted by the DGCL, except if: (a) the person’s acts or omissions that would otherwise be subject to indemnification were committed in bad faith or were the result of active and deliberate dishonesty or (b) such person personally gained a profit to which he or she was not legally entitled with an action or omission that would otherwise be subject to indemnification. The articles of incorporation require the corporation to advance expenses.

The articles of incorporation of each of Vistra Finance Corp. and Vistra Preferred Inc. do not specify the extent to which the corporation may indemnify its directors or officers.

The bylaws of each of Dynegy Associates Northeast LP, Inc. and Dynegy Northeast Generation GP, Inc. require the corporation (a) to indemnify its directors and officers to the fullest extent permitted by the DGCL and (b) to advance expenses.

The bylaws of each of EquiPower Resources Corp., Vistra Finance Corp. and Vistra Preferred Inc. require the corporation to (a) indemnify its directors and officers to the fullest extent permitted by the DGCL and (b) subject to certain limitations, advance expenses. The bylaws further allow the corporation to purchase and maintain insurance on behalf of its directors and officers.

The bylaws of TXU Retail Services Company allow the corporation to purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of its directors and officers to the fullest extent permitted by the DGCL.

The bylaws of Dynegy Administrative Services Company, Dynegy Power Generation, Inc. and Sithe Energies, Inc. do not specify the extent to which the corporation may indemnify its directors and officers.

Registrant Subsidiary Guarantors formed under the laws of the State of Delaware

ANP Bellingham Energy Company, LLC, ANP Blackstone Energy Company, LLC, Brighten Energy LLC, Calumet Energy Team, LLC, Casco Bay Energy Company, LLC, Coleto Creek Power, LLC, Comanche Peak Power Company LLC, Dynegy Coal Generation, LLC, Dynegy Coal Holdco, LLC, Dynegy Coal Trading & Transportation, L.L.C., Dynegy Conesville, LLC, Dynegy Dicks Creek, LLC, Dynegy Energy Services (East), LLC, Dynegy Energy Services, LLC, Dynegy Fayette II, LLC, Dynegy Gas Imports, LLC, Dynegy Hanging Rock II, LLC, Dynegy Kendall Energy, LLC, Dynegy Killen, LLC, Dynegy Marketing and Trade, LLC, Dynegy Miami Fort, LLC, Dynegy Midwest Generation, LLC, Dynegy Morro Bay, LLC, Dynegy Moss Landing, LLC, Dynegy Oakland, LLC, Dynegy Power, LLC, Dynegy Resource II, LLC, Dynegy Resources Generating Holdco, LLC, Dynegy South Bay, LLC, Dynegy Stuart, LLC, Dynegy Washington II, LLC, Dynegy Zimmer, LLC, Ennis Power Company, LLC, Forney Pipeline, LLC, Havana Dock Enterprises, LLC, Hays Energy, LLC, Hopewell Power Generation, LLC, Illinois Power Resources Generating, LLC, Illinois Power Resources, LLC, IPH, LLC, La Frontera Holdings, LLC, Lake Road Generating Company, LLC, Liberty Electric Power, LLC, Midlothian Energy, LLC, Milford Power Company, LLC, Oak Grove Management Company LLC, Ontelaunee Power Operating Company, LLC, Pleasants Energy, LLC, Richland-Stryker Generation LLC, Sithe/Independence LLC, T-Fuels, LLC, Upton County Solar 2, LLC, Vistra Asset Company LLC, Vistra Intermediate Company LLC, Vistra Operations Company LLC and Wise County Power Company, LLC are all formed as limited liability companies under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 18-303(a) of the Delaware Act provides that the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.

The limited liability company agreements of each of ANP Bellingham Energy Company, LLC, ANP Blackstone Energy Company, LLC, Calumet Energy Team, LLC, Dynegy Resources Generating Holdco, LLC, Ennis Power Company, LLC, Hays Energy, LLC, Illinois Power Resources Generating, LLC, Illinois Power Resources, LLC, Lake Road Generating Company, LLC, Liberty Electric Power, LLC, Midlothian Energy, LLC,

Milford Power Company, LLC, Wise County Power Company, LLC, Pleasants Energy, LLC and T-Fuels, LLC provide that any officer, director, employee, member or affiliate of a member of the company will not be liable for, and will be indemnified and held harmless by the company against, any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such person may be involved, as a party or otherwise, by reason of its being an officer, director, employee, member or affiliate of a member of the company, or by reason of its involvement in the management of the affairs of the company, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided, however, that no such person will be held harmless or indemnified for any losses, liabilities or expenses arising out of (i) the fraud, intentional misconduct or knowing or reckless breach of such person’s obligations or (ii) bad faith of such person. Each limited liability company agreement further provides that any such person entitled to indemnification by the company will also be entitled to indemnification against reasonable expenses (as incurred), including attorneys’ fees, to the fullest extent permitted under the Delaware Act.

The limited liability company agreements of each of Casco Bay Energy Company, LLC, Dynegy South Bay, LLC, Dynegy Morro Bay, LLC, Dynegy Moss Landing, LLC, Dynegy Oakland, LLC and Richland-Stryker Generation LLC provide that none of the members or any officers or managers of the company, or any partners, members, employees, affiliates, representatives or agents of the company, shall be liable to the company or any other person for any act or omission taken or omitted by such person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such person by the company, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence. The limited liability company agreement also provides that the company must indemnify and hold harmless any such person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative in which such person may be involved, or threatened to be involved, as a part or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. No person shall be entitled to indemnification with respect to (a) any claim with respect to which such person has engaged in fraud, willful misconduct, bad faith or gross negligence or (b) any claim initiated by such person unless such claim (or part thereof) (i) was brought to enforce such person’s rights to indemnification hereunder or (ii) was authorized or consented to by the member of the company. Each limited liability company agreement further provides for the advancement of expenses, subject to certain limiting circumstances.

The limited liability company agreements of each of Dynegy Coal Generation, LLC, Dynegy Coal Holdco, LLC, Dynegy Conesville, LLC, Dynegy Dicks Creek, LLC, Dynegy Energy Services (East), LLC, Dynegy Energy Services, LLC, Dynegy Fayette II, LLC, Dynegy Gas Imports, LLC, Dynegy Hanging Rock II, LLC, Dynegy Kendall Energy, LLC, Dynegy Killen, LLC, Dynegy Marketing and Trade, LLC, Dynegy Miami Fort, LLC, Dynegy Midwest Generation, LLC Dynegy Power, LLC, Dynegy Resource II, LLC, Dynegy Stuart, LLC, Dynegy Washington II, LLC, Dynegy Zimmer, LLC, IPH, LLC and Ontelaunee Power Operating Company, LLC provide that neither the member nor any officer, employee or agent of the company nor any employee, representative, agent or affiliate of the member shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company to the fullest extent permitted by law; provided, however, that no such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Each limited liability company agreement also provides that such person shall be entitled to indemnification from the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority granted to such person to the fullest extent provided by law; provided, however, that no such person shall be entitled to indemnification by reason of gross negligence or willful misconduct. Subject to certain limiting circumstances, each limited liability company agreement also requires the company to advance expenses to such person to the fullest extent permitted by law.

The limited liability company agreement of Dynegy Coal Trading & Transportation, L.L.C. provides that the company must indemnify managers and officers to the fullest extent permitted by the Delaware Act. The limited liability company agreement further (a) requires the company to advance expenses and (b) allows the company to purchase and maintain indemnification insurance.

The limited liability company agreement of Havana Dock Enterprises, LLC provides that no member shall have any personal liability whatsoever to the company or any other member on account of such member’s status as a member or by reason of such member’s acts or omissions in connection with the conduct of the business of the company; provided, however, that nothing the member will be liable to the company or other members for any liability by reason of (a) any act or omission of such member that involves actual fraud or willful misconduct or (b) any transaction from which such member derived an improper personal benefit. The limited liability company agreement further provides that the company must indemnify members, officers, employees or agents of the company to the fullest extent provided by the Delaware Act; provided, however, that no such person is entitled to indemnification if the liability results from (a) actual fraud or willful misconduct or (b) any transaction from which such person derived an improper personal benefit. The limited liability company agreement also (a) requires the advancement of expenses and (b) allows the company to purchase and maintain indemnification insurance.

The limited liability company agreement of Sithe/Independence LLC provides that the company must indemnify any member, shareholder, director, officer, employee or agent of the member or the company to the fullest extent permitted by law, but only in instances where (a) such person acts in good faith and (b) such person’s conduct does not constitute willful misconduct or gross negligence. The limited liability company agreement further requires that, subject to certain limiting circumstances, the company advance expenses.

The limited liability company agreements of each of Coleto Creek Power, LLC, Comanche Peak Power Company LLC, Hopewell Power Generation, LLC, Upton County Solar 2, LLC, Vistra Asset Company LLC, Vistra Intermediate Company LLC and Vistra Operations Company LLC provide that no member, manager or officer shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such person’s authority; provided, however, that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Each limited liability company agreement further provides that the company shall indemnify any member, manager or officer to the fullest extent permitted by the Delaware Act and that the company (a) must, subject to certain limiting circumstances, advance expenses and (b) may purchase and maintain indemnification insurance.

The limited liability company agreements of each of Brighten Energy LLC, Forney Pipeline, LLC, La Frontera Holdings, LLC and Oak Grove Management Company LLC provide that the company must indemnify any member, manager of officer to the fullest extent permitted by the Delaware Act. Each limited liability company agreement further provides that the company (a) must, subject to certain limiting circumstances, advance expenses and (b) may purchase and maintain indemnification insurance.

Registrant Subsidiary Guarantors incorporated under the laws of the State of Illinois

Coffeen and Western Railroad Company, Illinois Power Generating Company, Illinois Power Marketing Company and Illinova Corporation are all incorporated under the laws of the State of Illinois.

Section 8.75(a) of the Illinois Business Corporation Act of 1983 (the “IBCA”) allows a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person (a) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75(b) of the IBCA allows a corporation to indemnify, in actions brought by or in the right of the corporation, such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 8.75(e) of the IBCA allows a corporation to pay expenses (including attorney’s fees) incurred by an officer or director of the corporation in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney’s fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

Section 8.75(f) of the IBCA provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 of the IBCA shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8.75(g) of the IBCA allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 8.75 of the IBCA.

The articles of incorporation of each of Coffeen and Western Railroad Company and Illinois Power Marketing Company provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the IBCA.

The articles of incorporation of each of Illinois Power Generating Company and Illinova Corporation provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 8.65 of the IBCA or (d) for any transaction from which the director derived an improper personal benefit. The articles of incorporation of Illinova Corporation further provide that the corporation must indemnify any director or officer to the fullest extent permitted by the IBCA.

The bylaws of each of Coffeen and Western Railroad Company, Illinois Power Generating Company, Illinois Power Marketing Company and Illinova Corporation provide that the corporation must (a) indemnify directors and officers to the fullest extent permitted by law and (b) subject to certain requirements, advance expenses. The bylaws further provide that the corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in any such capacity, or arising out of such director’s or officer’s status as such, whether or not the corporation would have the power to indemnify such director or officer against such liability under the bylaws or applicable law.

Registrant Subsidiary Guarantors formed under the laws of the State of Ohio

Dynegy Commercial Asset Management, LLC is formed under the laws of the State of Ohio.

Section 1705.32(A) of the Ohio Revised Code (the “ORC”) provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, other than an action by or in the right of the company, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1705.32(B) of the ORC provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor, because he is or was a manager, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, member, partner, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

The limited liability company agreement of Dynegy Commercial Asset Management, LLC provides that neither the member nor any officer, employee or agent of the company nor any employee, representative, agent or affiliate of the member shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company to the fullest extent permitted by law; provided, however, that no such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. The limited liability company agreement also provides that such person shall be entitled to indemnification from the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority granted to such person to the fullest extent provided by law; provided, however, that no such person shall be entitled to indemnification by reason of gross negligence or willful misconduct. Subject to certain limiting circumstances, each limited liability company agreement also requires the company to advance expenses to such person to the fullest extent permitted by law.

Registrant Subsidiary Guarantors formed under the laws of the Commonwealth of Massachusetts

Masspower, LLC is formed under the laws of the Commonwealth of Massachusetts.

Section 8(a) of the Massachusetts Limited Liability Company Act (the “Massachusetts Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

Section 8(b) of the Massachusetts Act provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager.

The limited liability company agreement of Masspower, LLC provides that no manager or officer shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such manager or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or officer, except that a manager or officer shall be liable for any such loss, damage or claim incurred by reason of such manager’s or officer’s gross negligence or willful misconduct. The limited liability company agreement further (a) provides for indemnification of managers and officers to the fullest extent authorized by law, including the Massachusetts Act and (b) requires the company to advance expenses. The limited liability company agreement also allows the company to purchase and maintain indemnification insurance.

Registrant Subsidiary Guarantors incorporated under the laws of the State of Pennsylvania

NEPCO Services Company and Northeastern Power Company are incorporated under the laws of the State of Pennsylvania.

Section 1741 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (the “PBCL”) provides that a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides that a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 of the PBCL provides that indemnification against any expenses (including attorney fees) is mandatory to the extent such person succeeds on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by the court, any indemnification under Section 1741 or Section 1742 of the PBCL shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, (ii) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in this subchapter or otherwise. Except as otherwise provided in the bylaws of the corporation, advancement of expenses shall be authorized by the board of directors.

Section 1746(a) of the PBCL provides that the indemnification and advancement of expenses provided by the previous sections of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746(b) of the PBCL provides that indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL provides that, unless otherwise restricted by its own bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against that liability under the provisions of Subchapter D of Chapter 17 of the PBCL.

Section 1748 and Section 1749 of the PBCL provide for the extension of the indemnification and advancement of expenses provided by Sections 1741-1747 of the PBCL to (i) constituent and surviving corporations and (ii) persons serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

The articles of incorporation of each of NEPCO Services Company and Northeastern Power Company do not specify the extent to which the corporation may indemnify its directors or officers.

The bylaws for each of NEPCO Services Company and Northeastern Power Company provide that the corporation shall indemnify directors and officers of the corporation to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the PBCL. The bylaws require the corporation to advance expenses.

Registrant Subsidiary Guarantors incorporated under the laws of the State of Texas

Dallas Power & Light Company, Inc., Dynegy Operating Company, Generation SVC Company, Lone Star Energy Company, Inc., Lone Star Pipeline Company, Inc., Luminant Energy Trading California Company, Southwestern Electric Service Company, Inc., Texas Electric Service Company, Inc., Texas Energy Industries Company, Inc., Texas Power & Light Company, Inc., Texas Utilities Company, Inc., Texas Utilities Electric Company, Inc., TXU Electric Company, Inc., Vistra Corporate Services Company, Vistra EP Properties Company and Wise-Fuels Pipeline, Inc. are all incorporated under the laws of the State of Texas.

Section 8.051 of the Texas Business Organization Code (the “TBOC”) provides that a corporation must indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate, if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 and Section 8.102 of the TBOC provide that a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined in accordance with Section 8.103 that: (a) the person (i) acted in good faith, (ii) reasonably believed (A) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests and (B) in any other case, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful, (b) with respect to expenses, the amount of expenses other than a judgment is reasonable and (c) indemnification should be paid. Indemnification of a person who is found liable to the corporation or is found liable because the person improperly received a personal benefit is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

Section 8.104 of the TBOC provides that a corporation may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding under certain circumstances.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses, to the same extent as a governing person, to a person who is not a governing person, including an officer, employee, or agent, as provided by (a) the corporation’s governing documents, (b) general or specific action of the corporation’s governing authority, (c) resolution of the corporation’s owners or members, (d) contract or (e) common law.

Section 8.151 of the TBOC provides that a corporation may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent.

The articles of incorporation of each of Generation SVC Company, Lone Star Energy Company, Inc., Texas Utilities Company, Inc., Southwestern Electric Service Company, Inc., Lone Star Pipeline Company, Inc., Texas Energy Industries Company, Inc., Texas Utilities Electric Company, Inc. and TXU Electric Company, Inc. provide that the corporation must indemnify and may purchase and maintain insurance or other arrangements on behalf of directors and officers of the corporation to the fullest extent permitted by the TBOC. The articles of incorporation further provide that a director of the corporation shall not be personally liable to the corporation or its shareholders to the fullest extent permitted by the TBOC.

The articles of incorporation of each of Dallas Power & Light Company, Inc., Texas Electric Service Company, Inc., Texas Power & Light Company, Inc. and Vistra Corporate Services Company provide that the corporation must reimburse or indemnify any director or officer from and against all expenses and liabilities incurred by him or her, or imposed on him or her, including, but not limited to, judgments, settlements, court costs and attorneys’ fees, in connection with, or arising out of, the defense of any action, suit or preceding in which he or she may be involved by reason of his being or having been such director or officer, except with respect to matters as to which he or she shall be adjudged in such action, suit or proceed to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty. The articles of incorporation provide that a corporation may indemnify and insure directors or officers to the fullest extent provided by the TBOC.

The articles of incorporation of Luminant Energy Trading California Company provide that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any act or omission in his or her capacity as a director to the fullest extent permitted by law.

The articles of incorporation of Vistra EP Properties Company provide that the corporation must indemnify and may insure all directors and officers to the fullest extent permitted by the TBOC. The articles further provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in such director’s capacity as a director to the fullest extent permitted by the TBOC.

The articles of incorporation of each of Dynegy Operating Company and Wise-Fuels Pipeline, Inc. do not specify the extent to which the corporation may indemnify its directors or officers.

The bylaws of each of Dallas Power & Light Company, Inc., Lone Star Energy Company, Inc., Lone Star Pipeline Company, Inc., Texas Electric Service Company, Inc., Texas Utilities Electric Company, Inc., Southwestern Electric Service Company, Inc., Texas Utilities Company, Inc., Texas Energy Industries Company, Inc., Texas Power & Light Company, Inc., and TXU Electric Company, Inc. provide that directors and officers must be indemnified and held harmless by the corporation to the fullest extent provided by applicable law, including by the TBOC. The bylaws provide further that the corporation (a) must advance expenses under certain circumstances and (b) may maintain insurance on behalf of the directors and officers.

The bylaws of Dynegy Operating Company provide that the corporation must indemnify directors and officers to the fullest extent to which it is empowered to do so by the TBOC.

The bylaws of each of Generation SVC Company, Luminant Energy Trading California Company, Vistra Corporate Services Company and Vistra EP Properties Company provide that the corporation must indemnify and may purchase insurance or other arrangements for the benefit of directors and officers of the corporation to the fullest extent permitted by the laws of the State of Texas, including the TBOC.

The bylaws of Wise-Fuels Pipeline, Inc. provide that the corporation must indemnify directors and officers of the corporation to the fullest extent permitted by the TBOC. The bylaws further provide that the corporation must advance expenses.

Registrant Subsidiary Guarantors formed under the laws of the State of Texas

Big Brown Power Company LLC, Dynegy Power Marketing, LLC, Luminant Energy Company LLC, Luminant Generation Company LLC, Luminant Mining Company LLC, NCA Resources Development Company LLC, Sandow Power Company LLC, TXU Energy Retail Company LLC, Value Based Brands LLC, Wharton County Generation, LLC are all formed under the laws of the state of Texas.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Section 101.402 of the TBOC provides that a limited liability company may (a) indemnify a member, manager or officer, (b) pay in advance or reimburse expenses incurred by a member, manager or officer and (c) purchase, procure or establish and maintain insurance or other arrangement to indemnify or hold harmless a member, manager or officer.

The limited liability company agreements of each of Big Brown Power Company LLC, Luminant Energy Company LLC, Luminant Generation Company LLC, Luminant Mining Company LLC, NCA Resources

Development Company LLC, Sandow Power Company LLC and TXU Energy Retail Company LLC provide that the company must indemnify any member, manager or officer of the company to the fullest extent provided by the TBOC. Each limited liability company agreement further provides that the company (a) shall, subject to certain limiting circumstances, advance expenses and (b) may purchase and maintain indemnification insurance.

The limited liability company agreements of each of Luminant ET Services Company LLC and Value Based Brands LLC provide that no member, manager or officer of the company shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority of such person, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Each limited liability company agreement further provides that any member, manager or officer of the company shall be indemnified to the fullest extent permitted by the TBOC, and that the company (a) shall, subject to certain limiting circumstances, advance expenses and (b) may purchase and maintain indemnification insurance.

The limited liability company agreement of Dynegy Power Marketing, LLC provides that, to the fullest extent permitted by law, no member, officer, employee or agent of the company shall be liable to the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, except that such person shall be liable for any loss, damage or claim incurred by reason of fraud, bad faith, gross negligence or willful misconduct on behalf of such member, officer, employee or agent of the company. The limited liability company agreement further provides that any member, officer, employee or agent of the company shall be indemnified to the fullest extent permitted by applicable law, and that the company shall, subject to certain limiting circumstances, advance expenses.

The limited liability company agreement of Wharton County Generation, LLC provides that, any officer, director, employee, member or affiliate of a member of the company will not be liable for, and will be indemnified and held harmless by the company against, any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such person may be involved, as a party or otherwise, by reason of its being an officer, director, employee, member or affiliate of a member of the company, or by reason of its involvement in the management of the affairs of the company; provided, however, that no such person will be held harmless or indemnified for any losses, liabilities or expenses arising out of (a) the fraud, intentional misconduct, or knowing or reckless breach of such person’s obligations or (b) the bad faith of such person.

Registrant Subsidiary Guarantors formed under the laws of the Commonwealth of Virginia

Kincaid Generation, L.L.C. is formed under the laws of the Commonwealth of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act (the “Virginia Act”) provides that a company may, subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The limited liability company agreement of Kincaid Generation, L.L.C. provides that any officer, director, employee, member or affiliate of a member of the company will not be liable for, and will be indemnified and held harmless by the company against, any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such person may be involved, as a party or otherwise, by reason of its being an officer director, employee, member or affiliate of a member of the company, or by reason of its involvement in the management of the affairs of the company, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided, however, that no such person will be held harmless or indemnified for any losses, liabilities or expenses arising out of (a) the fraud, intentional misconduct, or knowing or reckless breach of such person’s obligations to the company or (b) the bad faith of such person. The limited liability company agreement further provides that the company must advance reasonable expenses to the fullest extent permitted by the Virginia Act.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement relating to the 4,000,000 7.00% Tangible Equity Units, dated as of June 15, 2016, among Dynegy Inc. (as predecessor in interest to Vistra Energy Corp.), Morgan Stanley & Co. LLC, and RBC Capital Markets, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of Dynegy Inc. (File No. 001-33443) filed on June 21, 2016)

2.1*	Order of the United States Bankruptcy Court for the District of Delaware Confirming the Third Amended Joint Plan of Reorganization (which is incorporated by reference to Exhibit 2.1 of Vistra Energy’s Form S-1 (No. 333-215288) filed on December 23, 2016)

2.2*	Agreement and Plan of Merger, dated as of October 29, 2017, by and between Vistra Energy Corp. and Dynegy, Inc. (which is incorporated by reference to Exhibit 2.1 of Vistra Energy’s Form S-4 (No. 333-222049) filed on December 13, 2017)

3.1*	Certificate of Incorporation of TCEH Corp. (now known as Vistra Energy Corp.), dated October 3, 2016 (which is incorporated by reference to Exhibit 3.1 of Vistra Energy’s Form S-1 (No. 333-215288) filed on December 23, 2016)

3.2*	Certificate of Amendment of Certificate of Incorporation of TCEH Corp. (now known as Vistra Energy Corp.), dated November 2, 2016 (which is incorporated by reference to Exhibit 3.2 of Vistra Energy’s Form S-1 (No. 333-215288) filed on December 23, 2016)

3.3*	Restated Bylaws of Vistra Energy Corp., dated November 4, 2016 (which is incorporated by reference to Exhibit 3.3 of Vistra Energy’s Form S-1 (No. 333-215288) filed on December 23, 2016)

4.1*	Registration Rights Agreement, by and among TCEH Corp. (now known as Vistra Energy Corp.) and the Holders party thereto, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 4.1 of Vistra Energy’s Form S-1 (No. 001-215288) filed on December 23, 2016)

4.2*	2022 Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.3*	First Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.11 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.4*	Second Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.12 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.5*	Third Supplemental Indenture to the 2022 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.17 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.6*	Fourth Supplemental Indenture to the 2022 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

Exhibit Number	Description
4.7*

Fifth Supplemental Indenture to the 2022 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.8*	Sixth Supplemental Indenture to the 2022 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.24 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.9*	Seventh Supplemental Indenture to the 2022 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.25 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.10*	Eighth Supplemental Indenture to the 2022 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.19 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.11*	Ninth Supplemental Indenture to the 2022 Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.12*	Form of 7.375% Senior Note due 2022 (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.13*	2023 Notes Indenture, dated May 20, 2013, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on May 21, 2013)

4.14*	First Supplemental Indenture to the 2023 Notes Indenture, dated as of December 5, 2013, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-K (No. 001-33443) filed on February 27, 2014)

4.15*	Second Supplemental Indenture to the 2023 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.20 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.16*	Third Supplemental Indenture to the 2023 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.28 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.17*	Fourth Supplemental Indenture to the 2023 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.4 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

4.18*	Fifth Supplemental Indenture to the 2023 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.4 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.19*	Sixth Supplemental Indenture to the 2023 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.7 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.20*	Seventh Supplemental Indenture to the 2023 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.21*	Eighth Supplemental Indenture to the 2023 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.29 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

Exhibit Number	Description
4.22*

Ninth Supplemental Indenture to the 2023 Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.2 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.23*	Form of 5.875% Senior Note due 2023 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on May 21, 2013)

4.24*	2024 7.625% Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (which is incorporated by reference to Exhibit 4.9 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.25*	First Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.14 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.26*	Second Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.15 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.27*	Third Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.21 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.28*	Fourth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

4.29*	Fifth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.30*	Sixth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.32 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.31*	Seventh Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.33 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.32*	Eighth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.39 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.33*	Ninth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.3 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.34*	Form of 7.625% Senior Note due 2024 (which is incorporated by reference to Exhibit 4.9 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.35*	2024 8.034% Notes Indenture, dated February 2, 2017, by and among Dynegy, the guarantors party thereto and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.36*	First Supplemental Indenture to the 2024 8.034% Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.41 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

Exhibit Number	Description
4.37*

Second Supplemental Indenture to the 2024 8.034% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.43 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.38*	Third Supplemental Indenture to the 2024 8.034% Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.4 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.39*	Form of 8.034% Senior Note due 2024 (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.40*	2025 Notes Indenture, dated October 11, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on October 11, 2016)

4.41*	First Supplemental Indenture to the 2025 Notes Indenture, dated February 2, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.35 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.42*	Second Supplemental Indenture to the 2025 Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.36 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.43*	Third Supplemental Indenture to the 2025 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.48 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.44*	Fourth Supplemental Indenture to the 2025 Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.5 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.45*	Form of 8.000% Senior Note due 2025 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on October 11, 2016)

4.46*	2026 Notes Indenture, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.47*	Registration Rights Agreement, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.48*	First Supplemental Indenture to the 2026 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.52 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.49*	Second Supplemental Indenture to the 2026 Notes Indenture, dated June 14, 2018, among the Guaranteeing Subsidiaries (as defined therein), the Company, the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.6 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.50*	Form of 8.125% Senior Note due 2026 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.51*	Purchase Contract Agreement, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

Exhibit Number	Description
4.52*

First Supplement to the Purchase Contract Agreement, dated April 9, 2018, between the Company, the Purchase Contract Agent and the Trustee (which is incorporated by reference to Exhibit 4.5 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.53*	Form of Unit (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.54*	Form of Purchase Contract (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.55*	Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.56*	First Supplemental Indenture to the Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.57*	Second Supplemental Indenture to the Amortizing Notes Indenture, dated April 9, 2018, between the Company and the Trustee (which is incorporated by reference to Exhibit 4.3 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.58*	Form of Amortizing Note (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.59*	Warrant Agreement, dated February 2, 2017, by and among Dynegy, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.60*	Supplemental Warrant Agreement, dated as of April 9, 2018 among the Company and the Warrant Agent (which is incorporated by reference to Exhibit 4.2 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.61*	Form of Warrant (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

5.1	Opinion of Sidley Austin LLP

5.2*	Opinion of Hunton Andrews Kurth LLP

5.3*	Opinion of Pepper Hamilton LLP

5.4*	Opinion of Barnes & Thornburg LLP

10.1*	Stockholder’s Agreement, by and between TCEH Corp. (now known as Vistra Energy Corp.) and Apollo Management Holdings, L.P., dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.7 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.2*	Stockholder’s Agreement, by and between TCEH Corp. (now known as Vistra Energy Corp.) and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. and certain of its affiliated entities, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.8 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.3*	Tax Receivable Agreement, by and between TEX Energy LLC (now known as Vistra Energy Corp.) and American Stock Transfer & Trust Company, as transfer agent, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.10 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

Exhibit Number	Description
10.4*

Tax Matters Agreement, by and among TEX Energy LLC (now known as Vistra Energy Corp.), Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, EFI Finance Inc. and EFH Merger Co. LLC, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.11 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.5*	Separation Agreement, by and between Energy Future Holdings Corp., TEX Energy LLC (now known as Vistra Energy Corp.) and TEX Operations Company LLC (now known as Vistra Operations LLC), dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.13 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.6*	Amended and Restated Split Participant Agreement, by and between Oncor Electric Delivery Company LLC (f/k/a TXU Electric Delivery Company) and TEX Operations Company LLC (now known as Vistra Operations Company LLC), dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.15 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.7*	Amended and Restated Employment Agreement between Curtis A. Morgan and Vistra Energy Corp., dated May 1, 2018 (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on May 4, 2018)

10.8*	Employment Agreement between James A. Burke and Vistra Energy Corp., effective as of October 4, 2016 (which is incorporated by reference to Exhibit 10.17 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.9*	Employment Agreement between William Holden and Vistra Energy Corp., effective as of December 5, 2016 (which is incorporated by reference to Exhibit 10.18 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.10*	Employment Agreement between Carrie Lee Kirby and Vistra Energy Corp., effective as of October 4, 2016 (which is incorporated by reference to Exhibit 10.22 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on February 14, 2017)

10.11*	Employment Agreement between Sara Graziano and Vistra Energy Corp., effective as of October 4, 2016 (which is incorporated by reference to Exhibit 10.23 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on February 14, 2017)

10.12*	Merger Support Agreement, dated as of October 29, 2017, by and between Dynegy Inc. and Stockholders of Vistra Energy Corp. party thereto (which is incorporated by reference to Exhibit 10.1 of Dynegy’s Form 8-K (001-33443) filed on October 30, 2017)

10.13*	Merger Support Agreement, dated as of October 29, 2017, by and between Vistra Energy Corp. and Terawatt Holdings, LP (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on October 30, 2017)

10.14*	Merger Support Agreement, dated as of October 29, 2017, by and among Vistra Energy Corp. and Oaktree Opportunities Fund VIII, L.P., Oaktree Huntington Investment Fund, L.P., Oaktree Opportunities Fund VIII (Parallel 2), L.P., Oaktree Opportunities Fund VIIIb, L.P., Oaktree Opportunities Fund IX, L.P. and Oaktree Opportunities Fund IX (Parallel 2), L.P. (which is incorporated by reference to Exhibit 10.2 of Vistra Energy’s Form 8-K (No. 001-38086) filed on October 31, 2017)

10.15*	2016 Omnibus Incentive Plan (which is incorporated by reference to Exhibit 10.6 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.16*	Form of Option Award Agreement (Management) for 2016 Omnibus Incentive Plan (which is incorporated by reference to Exhibit 10.7 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

Exhibit Number	Description
10.17*

Form of Restricted Stock Unit Award Agreement (Management) for 2016 Omnibus Incentive Plan (which is incorporated by reference to Exhibit 10.8 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.18*	Form of Performance Stock Unit Award Agreement for 2016 Omnibus Incentive Plan (which is incorporated by reference to Exhibit 10(d) of Vistra Energy’s Annual Report on Form 10-K filed on February 26, 2018)

10.19*	Vistra Energy Corp. Executive Annual Incentive Plan (which is incorporated by reference to Exhibit 10.9 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.20*	General Release Agreement, dated as of January 31, 2017, by and between Michael Liebelson and Vistra Energy Corp. (which is incorporated by reference to Exhibit 10.25 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.21*	Form of indemnification agreement with directors (which is incorporated by reference to Exhibit 10.26 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.22*	Stock Purchase Agreement, dated as of October 25, 2016, by and between TCEH Corp. (now known as Vistra Energy Corp.) and Curtis A. Morgan (which is incorporated by reference to Exhibit 10.29 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.23*	Credit Agreement, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.24*	Amendment to Credit Agreement, dated December 14, 2016, by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.2 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.25*	Second Amendment to Credit Agreement, dated February 1, 2017, by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.3 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.26*	Third Amendment to Credit Agreement, dated February 28, 2017, by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.4 of Vistra Energy’s Registration Statement on Form S-1 (No. 333-215288) filed on December 23, 2016)

10.27*	Fourth Amendment to Credit Agreement, dated as of August 17, 2017 (effective August 17, 2017), by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on August 17, 2017)

10.28*	Fifth Amendment to Credit Agreement, dated as of December 14, 2017 (effective December 14, 2017), by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on December 14, 2017)

10.29*	Sixth Amendment to Credit Agreement, dated as of February 20, 2018 (effective February 20, 2018), by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on February 22, 2018)

Exhibit Number	Description
10.30*

Seventh Amendment to the Credit Agreement, dated June  14, 2018, by and among Vistra Operations Company LLC, Vistra Intermediate Company LLC, the other Credit Parties party thereto, Credit Suisse and Citibank, N.A. as the 2018 Incremental Term Loan Lenders, the financial institutions providing 2018 New Revolving Credit Commitments (as defined therein), the various other Lenders party thereto, the Additional Revolving Letter Credit Issuers (as defined therein) party thereto, the other Letter of Credit Issuers party thereto, Deutsche Bank as Resigning Administrative Agent (as defined therein) and as Resigning Collateral Agent (as defined therein), Credit Suisse as Successor Administrative Agent (as defined therein) and as Successor Collateral Agent (as defined therein), and Delaware Trust Company, as Collateral Trustee (as defined therein) (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

10.31*	Collateral Trust Agreement, by and among TEX Operations Company LLC (now known as Vistra Operations LLC), the Grantors from time to time thereto, Railroad Commission of Texas, as first-out representative, and Deutsche Bank AG, New York Branch, as senior credit agreement representative, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.5 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.32*	Collateral Trust Agreement Amendment (amended pursuant to the Seventh Amendment), to the Collateral Trust Agreement, effective pursuant to the Seventh Amendment as of June 14, 2018, among Vistra Operations Company LLC, the other Grantors from time to time party thereto, Railroad Commission of Texas, as First-Out Representative, Credit Suisse AG, Cayman Islands Branch, as Senior Credit Agreement Agent, and Delaware Trust Company, as Collateral Trustee (which is incorporated by reference to Exhibit 10.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

10.33*	Collateral Trust Joinder, dated June 14, 2018, between the Additional Grantors party thereto and Delaware Trust Company, as Collateral Trustee, to the Collateral Trust Agreement, effective pursuant to the Seventh Amendment as of June 14, 2018, among Vistra Operations Company LLC, the other Grantors from time to time party thereto, Railroad Commission of Texas, as First-Out Representative, Credit Suisse AG, Cayman Islands Branch, as Senior Credit Agreement Agent, and Delaware Trust Company, as Collateral Trustee (which is incorporated by reference to Exhibit 10.3 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

10.34*	Tax Receivable Agreement, by and between TEX Energy LLC (now known as Vistra Energy Corp.) and American Stock Transfer & Trust Company, as transfer agent, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.13 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.35*	Tax Matters Agreement, by and among TEX Energy LLC (now known as Vistra Energy Corp.), Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, EFI Finance Inc. and EFH Merger Co. LLC, dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.14 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.36*	Transition Services Agreement, by and between Energy Future Holdings Corp. and TEX Operations Company LLC (now known as Vistra Operations Company LLC), dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.15 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.37*	Separation Agreement, by and between Energy Future Holdings Corp., TEX Energy LLC (now known as Vistra Energy Corp.) and TEX Operations Company LLC (now known as Vistra Operations LLC), dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.16 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.38*	Purchase and Sale Agreement, dated as of November 25, 2015, by and between La Frontera Ventures, LLC and Luminant Holding Company LLC (which is incorporated by reference to Exhibit 10.17 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

Exhibit Number	Description
10.39*

Amended and Restated Split Participant Agreement, by and between Oncor Electric Delivery Company LLC (f/k/a TXU Electric Delivery Company) and TEX Operations Company LLC (now known as Vistra Operations Company LLC), dated as of October 3, 2016 (which is incorporated by reference to Exhibit 10.18 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.40*	Lease Agreement, dated February 14, 2002, between State Street Bank and Trust Company of Connecticut, National Association, an owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as lessor and EFH Properties Company (now known as Vistra EP Properties Company), as Lessee (Energy Plaza Property) (which is incorporated by reference to Exhibit 10.27 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.41*	First Amendment, dated June 1, 2007, to Lease Agreement, dated February 14, 2002 (which is incorporated by reference to Exhibit 10.28 of Vistra Energy’s Amendment No.2 to Form S-1 (No. 333-215288) filed on April 5, 2017)

10.42*	Asset Purchase Agreement, dated as of July 5, 2017, by and among Odessa-Ector Power Partners, L.P., La Frontera Holdings, LLC, Vistra Operations Company LLC, Koch Resources, LLC (which is incorporated by reference to Exhibit 10(a) of Vistra Energy’s Form 8-K (No. 001-38086) filed on July 7, 2017)

10.43*	Dynegy Inc. Severance Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. (File No. 001-33443) filed on October 30, 2015

10.44*	Dynegy Inc. Restoration 401(k) Savings Plan, effective June 1, 2008 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Dynegy Inc. (File No. 001-33443) filed on August 7, 2008)

10.45*	First Amendment to the Dynegy Inc. Restoration 401(k) Savings Plan, effective June 1, 2008 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of Dynegy Inc. (File No. 001-33443) filed on August 7, 2008)

10.46*	Second Amendment to Dynegy Inc. Restoration 401(k) Savings Plan, effective January 1, 2012 (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of Dynegy Inc. (File No. 1-33443) for the year ended December 31, 2011)

10.47*	Dynegy Inc. Restoration Pension Plan, effective June 1, 2008 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Dynegy Inc. (File No. 001-33443) filed on August 7, 2008)

10.48*	First Amendment to the Dynegy Inc. Restoration Pension Plan, effective June 1, 2008 (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of Dynegy Inc. (File No. 001-33443) filed on August 7, 2008)

10.49*	Second Amendment to the Dynegy Inc. Restoration Pension Plan, executed on July 2, 2010 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Dynegy Inc. and Dynegy Holdings Inc. (File No. 000-29311) filed on August 6, 2010)

10.50*	Third Amendment to Dynegy Inc. Restoration Pension Plan, effective January 1, 2012 (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of Dynegy Inc. (File No. 1-33443) for the year ended December 31, 2011)

10.51*	Dynegy Inc. 2009 Phantom Stock Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. (File No. 001-33443) filed on March 10, 2009)

10.52*	First Amendment to the Dynegy Inc. 2009 Phantom Stock Plan, dated as of July 8, 2011 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Dynegy Inc. (File No. 1- 33443) for the quarter ended June 30, 2011)

Exhibit Number	Description
10.53*

Dynegy Inc. Incentive Compensation Plan, as amended and restated effective May 21, 2010 (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K of Dynegy Inc. (File No. 001-33443) for the year ended December 31, 2010)

10.54*	Amended and Restated 2012 Long Term Incentive Plan (incorporated by reference to Annex B to the Proxy Statement on Schedule 14A of Dynegy Inc. (File No. 001-33443) filed on March 31, 2016)

12.1*	Statement of computation of ratios of earnings to fixed charges

21.1*	Subsidiaries of Vistra Energy Corp.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Ernst & Young LLP

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.4*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2)

23.5*	Consent of Pepper Hamilton LLP (included in Exhibit 5.3)

23.6*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.4)

24.1*	Powers of Attorney (included in signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for Wilmington Trust, National Association, as trustee with respect to the Indenture dated August 21, 2017

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to the Depository Trust Company Participants

99.3*	Form of Letter to Beneficial Owners

*	Previously filed.

Financial Statements

None. Financial statement schedules have been omitted since the required information is included in the consolidated financial statements of Vistra and Dynegy incorporated by reference into this registration statement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Energy Corp. (Registrant)

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* Scott B. Helm	Chairman and Director

* Hilary E. Ackermann	Director

* Gavin R. Baiera	Director

* Paul M. Barbas	Director

* Brian K. Ferraioli	Director

* Jeff D. Hunter	Director

* Cyrus Madon	Director

* Geoffrey D. Strong	Director

Signatures	Title

*	Director
John R. Sult

*	Director
Bruce E. Zimmerman

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

ANP Bellingham Energy Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

ANP Blackstone Energy Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Big Brown Power Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Brighten Energy LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Scott A. Hudson	President (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

* Curtis A. Morgan	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Calumet Energy Team, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Casco Bay Energy Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power Generation, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Coffeen and Western Railroad Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Coleto Creek Power, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Comanche Peak Power Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dallas Power & Light Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Administrative Services Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Associates Northeast LP, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Coal Generation, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Commercial Asset Management, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Coal Holdco, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Coal Trading & Transportation, L.L.C.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Holdco, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Commercial Asset Management, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Conesville, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Dicks Creek, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Commercial Asset Management, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Energy Services (East), LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Energy Services, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Energy Services, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Fayette II, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Commercial Asset Management, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Gas Imports, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Hanging Rock II, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Commercial Asset Management, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Kendall Energy, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Killen, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Marketing and Trade, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Miami Fort, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Midwest Generation, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Holdco, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Morro Bay, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power Generation, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Moss Landing, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power Generation, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Northeast Generation GP, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Oakland, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power Generation, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Operating Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Power Generation, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Power Marketing, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Midwest Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Power, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Resource II, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Resources Generating Holdco, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

EquiPower Resources Corp.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy South Bay, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power Generation, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Stuart, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Washington II, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Commercial Asset Management, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Dynegy Zimmer, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Coal Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Ennis Power Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

EquiPower Resources Corp.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Forney Pipeline, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Generation SVC Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Havana Dock Enterprises, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Midwest Generation, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Hays Energy, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Hopewell Power Generation, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Illinois Power Generating Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Illinois Power Marketing Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Illinois Power Resources Generating, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Illinois Power Resources, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Illinois Power Resources, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

IPH, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Illinova Corporation

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

IPH, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Kincaid Generation, L.L.C.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Resources Generating Holdco, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

La Frontera Holdings, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Lake Road Generating Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

EquiPower Resources Corp.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Liberty Electric Power, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

EquiPower Resources Corp.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Lone Star Energy Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Lone Star Pipeline Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Luminant Energy Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Luminant Energy Trading California Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Luminant ET Services Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Luminant Generation Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Luminant Mining Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Masspower, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Midlothian Energy, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Milford Power Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

EquiPower Resources Corp.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

NCA Resources Development Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

NEPCO Services Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Northeastern Power Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Oak Grove Management Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Ontelaunee Power Operating Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Power, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Pleasants Energy, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Operations Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Richland-Stryker Generation LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Dynegy Resources Generating Holdco, LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Sandow Power Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Sithe Energies, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Sithe/Independence LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Sithe Energies, Inc.	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Southwestern Electric Service Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Texas Electric Service Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Texas Energy Industries Company, Inc.

By:	/s/ Curtis A. Morgan
Name: Curtis A. Morgan
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, J. William Holden and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever, which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

/s/ Curtis A. Morgan Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. William Holden J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christy Dobry Christy Dobry	Vice President and Controller (Principal Accounting Officer)

/s/ James A. Burke James A. Burke	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Texas Power & Light Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Texas Utilities Company, Inc.

By:	/s/ Curtis A. Morgan
Name: Curtis A. Morgan
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, J. William Holden and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever, which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

/s/ Curtis A. Morgan Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. William Holden J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christy Dobry Christy Dobry	Vice President and Controller (Principal Accounting Officer)

/s/ James A. Burke James A. Burke	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Texas Utilities Electric Company, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

T-Fuels, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

TXU Electric Company, Inc.

By:	/s/ Curtis A. Morgan
Name: Curtis A. Morgan
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, J. William Holden and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever, which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

/s/ Curtis A. Morgan Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. William Holden J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christy Dobry Christy Dobry	Vice President and Controller (Principal Accounting Officer)

/s/ James A. Burke James A. Burke	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

TXU Energy Retail Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

TXU Retail Services Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Upton County Solar 2, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Value Based Brands LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Asset Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Corporate Services Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra EP Properties Company

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Finance Corp.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Intermediate Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Operations Company LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Manager

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Vistra Preferred Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Wharton County Generation, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Wise County Power Company, LLC

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President and Chief Executive Officer (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

Vistra Asset Company LLC	Sole Member

*
Name: Ashley A. Burton
Title: Assistant Secretary

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 25, 2018.

Wise-Fuels Pipeline, Inc.

By:	/s/ J. William Holden
Name: J. William Holden
Title: Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 25, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* James A. Burke	Director

*By:	/s/ J. William Holden
J. William Holden
Attorney-in-fact